Exhibit 99.1

For Release at 6:00 Am Central Time (7:00 Am Eastern Time)

NOVAMED REPORTS A 29% INCREASE IN EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS

CHICAGO, IL (July 30, 2009) – NovaMed, Inc. (Nasdaq: NOVA), a leading operator of ambulatory surgery centers in partnership with physicians, today announced results for the second quarter ended June 30, 2009.  Total net revenue grew to $39,572,000, up 12% from $35,180,000 in the prior year second quarter.  Net revenue from surgical facilities was up 14% to $33,024,000 from $29,072,000 in the prior year second quarter, despite a 4% decline in same-facility net revenue.

Net income from continuing operations attributable to NovaMed in the second quarter of 2009 increased 17% to $2,122,000, or $0.09 per diluted share, from $1,806,000, or $0.07 per diluted share, in the prior year second quarter.  Interest expense in the second quarter of 2009 included non-cash, imputed interest of $1,041,000, or $0.03 per diluted share, recorded in accordance with NovaMed’s adoption of FASB Staff Position APB 14-1.  Second quarter 2008 results have been recast to include imputed interest of $952,000, or $0.02 per diluted share.  Net cash provided by operations was $7,866,000 in the second quarter of 2009, up 16% from $6,782,000 in the prior year second quarter.

“We are pleased with our solid financial results in the second quarter, especially in light of the continuing challenges presented by the economy,” commented Thomas S. Hall, Chairman, President and Chief Executive Officer of NovaMed, Inc.  “Without the imputed interest expense resulting from the accounting rule change, net income from continuing operations attributable to NovaMed would have been $2,757,000, or $0.12 per diluted share, in the second quarter of 2009.  The significance of these non-cash expenses can be seen in our cash flow from operations of $7.9 million, which was 3.7 times net income from continuing operations attributable to NovaMed.  This strong cash flow allowed us to reduce our credit facility borrowings by $8.6 million in the second quarter.”

Highlights of second quarter continuing operations include:
•	Earnings per diluted share from continuing operations increased 29% to $0.09
•	Net income from continuing operations attributable to NovaMed increased 17% to $2,122,000
•	Cash flow from operations of $7,866,000
•	Operating income increased 10% to $10,096,000
•	Total net revenue increased 12% to $39,572,000
•	EBITDA increased 17% to $7,637,000
•	Diluted shares outstanding decreased 8% to 23,258,000

For the six months ended June 30, 2009, total net revenue grew to $77,866,000, up 13% from $68,993,000 for the first six months last year.  Net revenue from surgical facilities grew to $64,915,000, up 15% from $56,487,000 in the first six months of 2008, despite a 3% decline in same-facility net revenue.  Net income from continuing operations attributable to NovaMed in the first six months of 2009 was $3,851,000, or $0.17 per diluted share, compared to $3,379,000, or $0.13 per diluted share, in the first six months of 2008, an increase of 14%.  Interest expense in the first six months of 2009 included non-cash, imputed interest of $2,049,000, or $0.05 per diluted share, recorded in accordance with NovaMed’s adoption of FASB Staff Position APB 14-1.  The results for the first six months of 2008 have been recast to include imputed interest of $1,875,000, or $0.05 per diluted share.  Net cash provided by operations was $12,092,000 in the first six months of 2009, up 12% from $10,802,000 in the first six months of 2008.

“Negotiations with our banks to extend the term of our credit facility are going well and we expect to complete the process well before the end of this year,” added Mr. Hall.  “For now, the primary use for our free cash flow will be to pay down debt and deleverage our balance sheet.  However, we will continue to seek out attractive acquisition opportunities.”

Impact of Adoption of FASB Staff Position APB 14-1

Effective January 1, 2009, NovaMed adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)(“FSP APB 14-1”).  FSP APB 14-1 impacts the accounting treatment of our 1.0% convertible senior subordinated notes due June 15, 2012.  As required by FSP APB 14-1, prior period results are recast to conform with the new pronouncement.  As noted above, the adoption of FSP APB 14-1 added non-cash, imputed interest expense of $2,049,000 and $1,875,000 to the first six months of 2009 and 2008, respectively.  We estimate that the adoption of FSP APB 14-1 will add approximately $4.2 million and $3.9 million of imputed interest expense to our 2009 and 2008 results of operations, respectively.  This will result in a reduction to net income of approximately $2.6 million ($0.11 per diluted share) and $2.4 million ($0.10 per diluted share) in 2009 and 2008, respectively.  However, the adoption of FSP APB 14-1 will not have an impact on our cash flows.

Impact of Adoption of SFAS No. 160

Effective January 1, 2009, NovaMed adopted Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  SFAS No. 160 impacts NovaMed because we have physician-partners that own minority equity interests in our ambulatory surgery centers.  The adoption of SFAS No. 160 did not affect NovaMed’s net income or earnings per diluted share but the presentation of our financial statements has been changed.  Net income attributable to noncontrolling interests, formerly referred to as minority interest, is now reported after net income.  Because of this, our effective tax rate on income before income taxes as presented is 16.9% and 16.2% in the second quarter and for the first six months of 2009, respectively.  However, our effective tax rate based on income before income taxes attributable to NovaMed remains at its more recent historical rate of 39.0%.  The impact to our balance sheet is that noncontrolling interests, which was previously recorded as a liability, is now recorded as equity.

NovaMed acquires, develops and operates ambulatory surgery centers (“ASCs”) in partnership with physicians and holds majority ownership interests in 37 surgery centers located in 19 states.

As previously announced, NovaMed will hold a conference call to discuss this release at 9:00 a.m. Central Time on Thursday, July 30, 2009.  Investors can listen to the call over the Internet by visiting www.earnings.com or NovaMed’s website at www.novamed.com.  For those who cannot listen to the live broadcast, a replay will be available at these sites through August 30, 2009.

NovaMed measures same-facility results using only those facilities that it has owned and operated for the entire current and prior year periods reported.  This press release contains forward-looking statements that relate to possible future events.  These statements are based on management’s current expectations and are subject to risks and uncertainties, which could cause our actual results to differ materially from those expressed or implied in this press release.  These risks and uncertainties include: the current economic recession and disruption in the financial markets; our current and future debt levels; our ability to access capital on a cost-effective basis to continue to successfully implement our growth strategy; reduced prices and reimbursement rates for surgical procedures; our ability to acquire, develop or manage a sufficient number of profitable surgical facilities; our ability to maintain successful relationships with the physicians who use our surgical facilities; our ability to grow and manage effectively our increasing number of surgical facilities; competition from other companies in the acquisition, development and operation of surgical facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit our business operations, require us to incur significant expenditures or limit our ability to relocate our facilities if necessary.  Readers are encouraged to review a more complete discussion of the factors affecting NovaMed’s business and prospects in its filings with the Securities and Exchange Commission, including the company’s 2008 Form 10-K filed on March 16, 2009.  Readers should not place undue reliance on any forward-looking statements.  Except as required by the federal securities laws, NovaMed undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
# # #

CONTACT

Scott T. Macomber
Executive Vice President and Chief Financial Officer
(312) 664-4100
smacomber@novamed.com

Investor Relations:
Susan A. Noonan
S. A. Noonan Communications
(212) 966-3650
susan@sanoonan.com

NovaMed, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data, ASCs operated and procedures performed)

	Three months ended June 30,		Six months ended June 30,
	2009	2008 (1)	2009	2008 (1)
Net revenue:
Surgical facilities	$33,024	$29,072	$64,915	$56,487
Product sales and other	6,548	6,108	12,951	12,506
Total net revenue	39,572	35,180	77,866	68,993

Operating expenses:
Salaries, wages and benefits	11,841	10,734	23,859	20,965
Cost of sales and medical supplies	8,910	8,197	17,484	16,182
Selling, general and administrative	7,226	6,036	14,170	12,324
Depreciation and amortization	1,499	1,026	2,924	2,047
Total operating expenses	29,476	25,993	58,437	51,518

Operating income	10,096	9,187	19,429	17,475

Interest (income) expense, net	2,082	1,995	4,266	3,941
Other (income) expense, net	(11)	(5)	1	15
Income before income taxes	8,025	7,197	15,162	13,519
Income tax provision	1,356	1,154	2,462	2,160

Net income from continuing operations	6,669	6,043	12,700	11,359
Net loss from discontinued operations	-	(37)	-	(89)
Gain on disposal of discontinued operations	-	-	-	95

Net income	$6,669	$6,006	$12,700	$11,365

Net income attributable to noncontrolling interests (2)	4,547	4,237	8,849	7,980

Net income attributable to NovaMed, Inc.	$2,122	$1,769	$3,851	$3,385

Amounts attributable to NovaMed, Inc.:
Net income from continuing operations	$2,122	$1,806	$3,851	$3,379
Net income from discontinued operations	-	(37)	-	6

Net income attributable to NovaMed, Inc.	$2,122	$1,769	$3,851	$3,385

Diluted earnings per common share attributable to NovaMed, Inc.:
Earnings from continuing operations	$0.09	$0.07	$0.17	$0.13
(Loss) earnings from discontinued operations	-	-	-	-
Net earnings	$0.09	$0.07	$0.17	$0.13

Shares used in computing diluted earnings per share	23,258	25,191	23,141	25,127

(1)	On January 1, 2009, NovaMed, Inc. adopted FSP APB 14-1. As required by FSP APB 14-1, prior period results have been recast to conform with the new pronouncement.

(2)
On January 1, 2009, NovaMed, Inc. adopted SFAS No. 160, the provisions of which, among others, require that minority interests be renamed noncontrolling interests and that a company present a consolidated net income (loss) measure that includes the amount attributable to such noncontrolling interests for all periods presented.  In addition, noncontrolling interests are required to be reflected within the equity section of the consolidated balance sheet.

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Selected Operating Data:

ASCs operated at end of period	37	34	37	34
Procedures performed during the period	40,611	34,200	79,555	67,035

Reconciliation of net income from continuing operations
attributable to NovaMed, Inc. to EBITDA (1)(2)(3)(4):
Net income from continuing operations attributable to NovaMed, Inc.	$2,122	$1,806	$3,851	$3,379
Add: income tax provision	1,356	1,154	2,462	2,160
Add: interest expense, net	2,082	1,995	4,266	3,941
Add: depreciation and amortization	1,499	1,026	2,924	2,047
Add: stock compensation expense	578	550	1,112	1,145
EBITDA	$7,637	$6,531	$14,615	$12,672

Reconciliation of net income from continuing operations
attributable to NovaMed, Inc. to non-GAAP net income
from continuing operations attributable to NovaMed, Inc. (1)(2)(3)(5):
Net income from continuing operations attributable to NovaMed, Inc.	$2,122	$1,806	$3,851	$3,379
After-tax imputed interest expense required by FSP APB 14-1	635	581	1,250	1,144
Non-GAAP net income from continuing operations
attributable to NovaMed, Inc.	$2,757	$2,387	$5,101	$4,523

Reconciliation of diluted earnings per common share from
continuing operations attributable to NovaMed, Inc. to
non-GAAP diluted earnings per common share from
continuing operations attributable to NovaMed, Inc. (1)(2)(3)(5):
Diluted earnings per common share from continuing operations
attributable to NovaMed, Inc.	$0.09	$0.07	$0.17	$0.13
After-tax imputed interest expense required by FSP APB 14-1	0.03	0.02	0.05	0.05
Non-GAAP diluted earnings per common share from continuing
operations attributable to NovaMed, Inc.	$0.12	$0.09	$0.22	$0.18

	June 30,	December 31,
Balance Sheet Data:	2009	2008 (1) (2)

Cash and cash equivalents	$2,996	$4,875
Accounts receivable, net	21,794	20,329
Working capital	(37,693)	12,136
Total assets	250,180	251,421
Long-term debt	67,455	124,566
Total NovaMed, Inc. stockholders' equity	86,957	82,476
Noncontrolling interests	15,071	15,282

Statement of Cash Flow Data:	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Cash flow provided by operating activities	$7,866	$6,782	$12,092	$10,802
Cash flow used in investing activities	$(1,065)	$(1,876)	$(2,266)	$(3,814)
Cash flow (used in) provided by financing activities	$(9,285)	$1,219	$(11,705)	$1,535

Notes:

(1) As required by FSP APB 14-1, prior period results have been recast to conform with the new pronouncement.

(2)
SFAS No. 160 requires that minority interests be renamed noncontrolling interests and that a company present a consolidated net income (loss) measure that includes the amount attributable to such noncontrolling interests for all periods presented.  In addition, noncontrolling interests are required to be reflected within the equity section of the consolidated balance sheet.

(3)
NovaMed uses certain non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures as shown in the reconciliations provided in this press release.  NovaMed believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors for the reasons noted below.  There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon NovaMed's reported financial results.  The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in this press release.

(4)
NovaMed defines EBITDA as earnings before interest, income taxes, depreciation and amortization, and stock compensation expense.  EBITDA is a non-GAAP financial measure used by management, the health care industry and the financial community to evaluate company performance, allocate resources and measure leverage and debt service capacity.  Other companies may calculate EBITDA differently than NovaMed, limiting its usefulness as a comparative measure.

(5)
NovaMed adopted FSP APB 14-1 effective January 1, 2009.  This new accounting rule resulted in the addition of $635,000 and $581,000 in non-cash, after-tax interest expense for the three months ending June 30, 2009 and 2008, respectively and $1,250,000 and $1,144,000 in non-cash, after-tax interest expense for the six months ending June 30, 2009 and 2008, respectively.  NovaMed is providing this non-GAAP financial measure to highlight to the long-term readers of its financial statements the cause of the significant reduction in its earnings from what was reported in prior years.